UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35203

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Special Long-Term Performance Share Award Grants and Establishment of Performance Criteria Under the Performance Share Plan

On January 17, 2007, the Compensation Committee of Alabama National BanCorporation (the “Company”) approved the grant to the Chief Executive Officer and the next four highly compensated executive officers of the Company (the “Executives”) of 2007 special long-term retention equity awards under the Company’s Performance Share Plan (the “Long-Term PSP Awards”).

The performance criteria established by the Committee to determine whether the Long-Term PSP Awards are payable is the tangible book value per share of the Company at the end of the award period. The target award is based on tangible book value per common share of $30.00. The Committee selected an award period of seven years, ending on December 31, 2013. The payout, if any, of the Long-Term PSP Awards granted to Executives under the Performance Share Plan will occur in 2014, after the completion of the award period. The primary purpose of the Long-Term PSP Awards is for the awards to serve as a retention incentive for the Executives during the seven-year award period.

A copy of the form of Notice of Long-Term PSP Award for Executives under the Performance Share Plan is included with this Current Report on Form 8-K as Exhibit 10.1. A copy of the Performance Share Plan is attached as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 6, 2005.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1	Form of Notice of Long-Term PSP Award under the Performance Share Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National Bancorporation

By:	/s/ William E. Matthews, V William E. Matthews, V Executive Vice President and Chief Financial Officer

Dated: January 18, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Form of Notice of Long-Term PSP Award under Performance Share Plan